TREEV, INC.


COMMON STOCK        Incorporated under the laws of the State of Delaware

                                                       CUSIP  894692 30 0
This certifies that

______________________________________________________________________________

is the owner of  _____________________________________________________________
                 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.0001 EACH, OF
TREEV, Inc. transferable on the books of the Corporation by the holder hereof, in person or by a duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and re-gistered by the Transfer Agent and Registrar.

  Witness the facsimile seal of the Corporation and the facsimile signatures of duly authorized officers.

Dated:

/s/ Julia A. Bowen             Seal of TREEV, Inc.            /s/ James J. Leto
    Secretary                                                     Chairman

   The Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights and preferences between the shares of each series of the Preferred Stock so far as the same may have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

                                  ------------

   KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                                  ------------

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COMM - as tenants in common        UNIF TRANS MIN ACT-___________________
                                                                 (Cust)
TEN ENT - as tenants by the entireties  Custodian ________________ under
                                                      (Minor)
JT TEN - as joint tenants with          Uniform Transfers to Minors Act
         the right of survivorship      ______________________
         and not as tenants in common        (state)

    Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED ______________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

Please insert social security number or
other identifying number of assignee

[____________________________________]



________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCUDING ZIPCODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_____________________________________________________________________ shares of the capital stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________


       __________________________________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.



Signature(s)Guaranteed:

______________________________________________
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. rule 17Ad-15.